UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2008

AUDIBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26529	22-3407945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Washington Park, Newark, NJ	07102
(Address of Principal Executive Offices)	(Zip Code)

(973) 820-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 30, 2008, Audible, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Amazon.com, Inc., a Delaware corporation (“Parent”), and AZBC Holdings, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Parent.

Under the terms of the Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), for $11.50 per Share, net to the seller in cash (the “Offer Price”), subject to applicable withholding taxes. The closing of the Offer and Purchaser’s obligation to pay for all Shares tendered is subject to the valid tender of a number of Shares that represents at least a majority of the total number of Shares outstanding, on a fully diluted basis. Completion of the Offer is also subject to other customary conditions, including regulatory approval, the absence of injunctions or illegality and the absence of a material adverse effect on the Company.

The Agreement also provides that following completion of the Offer, the parties will complete a second-step merger (the “Merger”) in which Purchaser will be merged with and into the Company, with the Company as the surviving corporation, and all Shares that remain outstanding following the completion of the Offer (other than Shares held by the Company, Parent, Purchaser, any other wholly owned subsidiary of Parent, or a wholly owned subsidiary of the Company, or by holders who are entitled to and properly demand an appraisal of their Shares) will be converted into the right to receive the Offer Price. The parties have agreed that if, following completion of the Offer, Parent, Purchaser or any of their respective affiliates own at least 90% of the outstanding Shares, the Merger will be completed without a meeting of Company stockholders pursuant to Delaware’s “short form” merger statute.

In the Agreement, the Company also granted Parent and Purchaser, subject to certain conditions and limitations, an irrevocable option, to be exercised after completion of the Offer, to acquire a number of Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Parent, Purchaser and their respective affiliates at the time of the exercise of the option, constitutes one share more than 90% of the number of Shares that will be outstanding after giving effect to the exercise of the option, at a price per Share equal to the Offer Price (the “Top-Up Option”). The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s short form merger statute.

The Agreement also provides that, upon the time Purchaser accepts for payment and pays for any Shares tendered and not withdrawn pursuant to the Offer, and from time to time thereafter as Shares are acquired by Parent or Purchaser, Purchaser will be entitled to designate a number of directors, rounded up to the next whole number, equal to the product of (i) the total number of directors on the board of directors of the Company multiplied by (ii) the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser and any of their affiliates bears to the total number of Shares then outstanding (disregarding any unvested and unexercisable stock options, warrants or other unvested rights to acquire Shares). However, until the Merger occurs, the Company’s board of directors will contain at least such number of independent directors (as defined by the NASDAQ Marketplace rules) as may be required by the NASDAQ Marketplace Rules or the federal securities laws (“Continuing Directors”). In addition, after Parent’s designees are elected or appointed to the Company’s board of directors and prior to the completion of the Merger, approval by a majority of the Continuing Directors will be required to authorize any agreement between the Company or any of its subsidiaries and Parent, Purchaser or any of their affiliates, amend or terminate the Agreement on behalf of the Company, exercise or waive any of the Company’s rights or remedies under the Agreement, extend the time for performance of Parent or Purchaser’s obligations under the Agreement, or to amend the then-effective certificate of incorporation or bylaws of the Company.

The Company has made certain representations and warranties in the Agreement and agreed to certain covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing of the Offer and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or may reasonably be expected to become, superior to the transactions contemplated by the Agreement.

The Agreement may be terminated before the consummation of the Offer under specified circumstances, including (1) by the Company in order to accept a Superior Proposal (as defined in the Agreement) or (2) by the Company or Parent in the event that Purchaser terminates the Offer or fails to accept Shares validly tendered in the Offer. Upon termination of the Agreement, under specified circumstances (including the circumstances referred to in clause (1) above), the Company will be required to pay Parent a termination fee of $10 million. In addition, under specified circumstances, the Company will be required to reimburse Parent for the transaction expenses of Parent or Purchaser up to $3.5 million.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached as Exhibit 2.1, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

The information included in Item 1.01 regarding the Top-Up Option is incorporated into this Item 3.02 by reference. The Top-Up Option was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information required by this Item 3.03 is included in Items 1.01 and 3.02 and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information included under Item 1.01 above is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of January 30, 2008, by and among Audible, Inc., Amazon.com, Inc. and AZBC Holdings, Inc.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

IMPORTANT NOTICE:

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of the Company’s equity securities. The Offer described herein has not yet been commenced. On the commencement date of the Offer, an offer to purchase, a letter of transmittal and related documents will be filed with the SEC, mailed to record holders of the Shares and made available for distribution to beneficial owners of the Shares. The solicitation of offers to buy Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. When they are available, stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Offer. When they are available, stockholders will be able to obtain the offer to purchase, the letter of transmittal and related documents without charge from the SEC’s Website at www.sec.gov. Stockholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the Offer.

The Company will file a solicitation/recommendation statement with the SEC in connection with the Offer and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step Merger following the Offer. The holders of Shares are strongly advised to read these documents if and when they become available because they will contain important information about the Offer and the Merger. The Company’s stockholders will be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about the Company, the Offer and the Merger, if and when available, without charge, at the SEC’s Website at www.sec.gov. In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about the Company, the Offer and the Merger may be obtained, if and when available, without charge, by directing a request to Audible, Inc., Attention: Chief Financial Officer, 1 Washington Park, Newark, New Jersey 07102 or by phone at (973) 820-0400.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2008	Audible, Inc.

	By:	/s/ Donald R. Katz
Donald R. Katz
	Title:	Chief Executive Officer